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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                             --------------------


                                   FORM 8-K


                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 26, 1998



                         SELAS CORPORATION OF AMERICA
              --------------------------------------------------
              (Exact name of registrant as specified in charter)




      Pennsylvania               1-5005                      23-1069060
    ---------------            -----------                ----------------
    (State or other            (Commission                (I.R.S. Employer
    jurisdiction of            File Number)              Identification No.)
    incorporation)



             2034 Limekiln Pike, Dresher, Pennsylvania 19025-1918
             ----------------------------------------------------
              (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code 215-646-6600
                                                           ------------



                                Not Applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)



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Item 5.           Other Events.

                  On February 26, 1998, Selas Corporation of America (the "Registrant") and NII, Incorporated ("NII"), the parent of MRL Industries, Inc., entered into the Termination Agreement (the "Termination Agreement"), pursuant to which they mutually agreed to terminate the Agreement and Plan of Acquisition dated as of September 25, 1997 (the "Acquisition Agreement") among the Registrant, Selas Acquisition Corporation, NII, Incorporated, Widmar, Inc. ("Widmar") and certain shareholders of NII and Widmar. Pursuant to the Acquisition Agreement, the Registrant had agreed to acquire MRL Industries, Inc. for $16,750,000 of Common Shares of the Registrant in a transaction involving the merger of a wholly-owned subsidiary of the Registrant with and into NII. On February 27, 1998, the Registrant issued a press release regarding the termination of the Acquisition Agreement. The Termination Agreement and the press release have been filed as exhibits to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not Applicable

         (b)      Pro Forma Financial Information.

                  Not Applicable

         (c)      Exhibits.
                            2. Termination Agreement, dated February 26, 1998, by and between the Registrant and NII.

                           99. Press Release issued by the Registrant on February 27, 1998.

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                                   SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             SELAS CORPORATION OF AMERICA



                                             By: /s/ Robert W. Ross
                                                 ----------------------------
                                                      Robert W. Ross
                                                      Vice President, Chief
                                                      Financial Officer and
                                                      Treasurer


March 3, 1998


                                      -2-

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                                 EXHIBIT INDEX


 2. Termination Agreement, dated February 26, 1998, by and between the Registrant and NII.

99.      Press Release issued by the Registrant on February 27, 1998.




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